Exhibit 10.2

Amendment No. 6 to the
Weingarten Realty Investors
Supplemental Executive Retirement Plan
WHEREAS, Weingarten Realty Investors (the “Employer”) sponsors the Weingarten Realty Investors Supplemental Executive Retirement Plan (the “Plan”); and
WHEREAS, the purpose of the Plan is to supplement the retirement benefit provided under the terms of the Weingarten Realty Retirement Plan, as amended (the “Pension Plan”) for selected eligible employees; and
WHEREAS, the Employer desires to amend the Plan to clarify how a determination of disability is made for Plan purposes;
NOW, THEREFORE, the Employer hereby amends Plan Section 1.6 to be and read as follows, effective January 1, 2018:
“1.6 Disability or Disabled. A Participant will be considered Disabled for Plan purposes if the Participant is a “Grandfathered Participant” (as defined in the Pension Plan), has completed at least ten years of Service (as defined in the Pension Plan) upon separation from service, and has been determined by the Social Security Administration to qualify for disability benefits under the Social Security Act.”
IN WITNESS WHEREOF, the Employer has caused this instrument to be executed by its duly authorized officer this 2 day of July, 2018, effective as of January 1, 2018.

Weingarten Realty Investors
By:	/s/ Stephen C. Richter
Name:	Stephen C. Richter
Title:	Executive Vice President /CFO